EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WorldCom, Inc. of our report dated June 27, 2001, included in the Annual Report on Form 11-K of the Intermedia Communications Inc. 401(k) Profit Sharing Plan for the year ended December 31, 2000, and to all references to our firm included in or made a part of this Registration Statement.


                                        /s/ DOWELL and PEREZ P.A.

Tampa, Florida
August 21, 2001